UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 26, 2011

SMART MODULAR TECHNOLOGIES (WWH), INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

000-51771	20-2509518
(Commission File Number)	(IRS Employer Identification No.)

39870 Eureka Drive
Newark, CA	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 12, 2010, at an extraordinary general meeting of the shareholders of SMART Modular Technologies (WWH), Inc. (the “Company”), such shareholders voted to approve as a special resolution the authorization, approval and adoption of the Agreement and Plan of Merger, dated April 26, 2011 (the “Merger Agreement”) by and among the Company, Saleen Holdings, Inc., a Cayman Islands exempted company (“Parent”) and Saleen Acquisition, Inc., a Cayman Islands exempted company (“Merger Sub”) and such other actions as may be necessary to effectuate the transactions contemplated thereby.

On August 26, 2011, the Company and Parent filed a Plan of Merger with the Registrar of Companies of the Cayman Islands, pursuant to which Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Under the terms of the Merger Agreement, each outstanding ordinary share of the Company (the “Common Stock”), par value $0.00016667 (other than treasury shares, shares owned by Parent or Merger Sub, shares owned by any of the Company’s subsidiaries and shares held by any shareholders who are entitled to and who properly exercise appraisal and dissention rights under Cayman Islands law) was converted into the right to receive $9.25 in cash, without interest (the “Merger Consideration”). In addition, except as otherwise agreed by Parent and any holder of an option or a restricted stock unit to acquire Common Stock of the Company, at the effective time of the Merger, (i) each vested option and each unvested option (if any) held by a nonemployee director of the Company was converted into the right to receive the difference between the Merger Consideration and the exercise price per share of such option if the exercise price was less than the Merger Consideration; (ii) each unvested option (other than the unvested options (if any) held by a nonemployee director of the Company) was converted into an equivalent option to acquire ordinary shares of Parent; (iii) each time-based restricted stock unit was converted into the right to receive cash in an amount equal to the Merger Consideration; and (iv) for performance-based restricted stock units, the number of units deemed earned was determined by measuring the performance of the Company’s ordinary shares against the Russell Micro Cap index as of immediately prior to the Merger and (x) with respect to the portion of the units attributable to the performance period beginning with the grant date and ending on the date immediately prior to the Merger, each such unit immediately vested and was converted into the right to receive an amount in cash equal to the Merger Consideration, and (y) with respect to the portion of the units attributable to the remaining performance period following the Merger, each such unit was converted into a time-based restricted stock unit that will vest at the end of each fiscal quarter following the Merger and be settled in ordinary shares of Parent.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2011, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2011, in connection with the consummation of the Merger, the Company informed The NASDAQ Global Select Market (“NASDAQ”) of the Merger and requested that trading in the Common Stock be suspended prior to market open the next business day and that the Common Stock be withdrawn from listing on NASDAQ as of the close of market on August 26, 2011. NASDAQ will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Common Stock. The Company expects the Common Stock to be delisted as of the close of trading on August 26, 2011. The Company intends to file a Form 15 to suspend its reporting obligations under Section 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock (other than treasury shares, shares owned by Parent or Merger Sub, shares owned by any of the Company’s subsidiaries and shares held by any shareholders who are entitled to and who properly exercise appraisal and dissention rights under Cayman Islands law) was converted into the right to receive the Merger Consideration.

Item 5.01	Changes in Control of the Registrant.

The information disclosed in Item 2.01 is incorporated herein by reference. On August 26, 2011, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is controlled by investment funds managed by Silver Lake Partners (“SLP”) and Silver Lake Sumeru (“SLS”).

The total cash merger consideration paid was approximately $688 million, which was funded from equity contributions from investment funds managed by SLP and SLS, as well as proceeds received by the Company in connection with debt financing provided by JPMorgan Chase Bank, N.A. and UBS Loan Finance LLC, as lenders. In addition, certain members of management of the Company, including Iain MacKenzie, President and Chief Executive Officer, and Ajay Shah, Chairman of our Board of Directors, invested an aggregate of approximately $35 million of their proceeds from the Merger in the equity of Parent, representing approximately 5% of the outstanding equity of Parent.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2011, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on August 26, 2011, in accordance with the Merger Agreement, Messrs. Ajay Shah, Iain MacKenzie, Harry McKinney, Dennis McKenna, Mukesh Patel and Clifton Weatherford and Kimberly Alexy resigned as members of the board of directors of the Company, and Kenneth Hao, Kyle Ryland and Karen King, the directors of Merger Sub immediately prior to the effective time of the Merger, became the new members of the board of directors of the Company.

Item 5.03	Amendments to Memorandum of Association and Articles of Association; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Memorandum and Articles of Association of the Company as in effect immediately prior to the effective time were amended to be in the form set forth in Exhibit A to the Merger Agreement, and became the Amended and Restated Memorandum and Articles of Association of the Company. A copy of the Amended and Restated Memorandum and Articles of Association of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release on August 26, 2011 announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Form of Amended and Restated Memorandum of Association of the Company

3.2	Form of Amended and Restated Articles of Association of the Company

99.1	Press Release dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.

Date: August 26, 2011	By:	/s/ IAIN MACKENZIE
		Name:	Iain MacKenzie
		Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Amended and Restated Memorandum of Association of the Company

3.2	Form of Amended and Restated Articles of Association of the Company

99.1	Press release dated August 26, 2011